UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

(Amendment No.4)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 MAINLAND RESOURCES INC.
(Name of small business issuer in its charter)

Nevada	1000	N/A
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

512 East 57th Avenue Vancouver, British Columbia, Canada V5X 1S9 604-719-4047
(Address and telephone number of principal executive offices)

512 East 57th Avenue Vancouver, British Columbia, Canada V5X 1S9 604-719-4047
(Address of principal place of business or intended principal place of business)

Corporation Trust Company of Nevada Mainland Resources Inc. Suite 500, 6100 Neil Road Reno, Nevada 89511

(Name, address and telephone number of agent for service)

Copy of communications to:

William L. Macdonald, Esq.
Clark Wilson LLP
Barristers and Solicitors
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604.687.5700

Approximate date of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock to be offered by Selling Stockholders	417,000	CDN$0.05 (US$0.043)(3)	CDN$20,850 (US$17,931)(3)	$1.92
Common Stock to be offered by direct offering	1,000,000	CDN$0.05 (US$0.043)(3)	CDN$50,000 (US$43,005)(3)	$4.60
Total Registration Fee				$6.52

(1)           An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)           Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

(3)           Canadian dollar equivalent to the United States dollar equivalent of one Canadian dollar to 0.8601 United States dollars, based on the noon exchange rates as reported on the Bank of Canada website on March 26, 2007 (http://www.bankofcanada.ca).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THE PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS	Subject to Completion
______________, 2007

Mainland Resources Inc.

A Nevada Corporation

1,417,000 Shares of Common Stock of Mainland Resources Inc.

_________________________________

Before this offering there has been no public market for our common stock.

We are offering up to 1,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. There is no minimum offering. The offering price is CDN$0.05 (US$0.043) per share. In the event the shares are not sold within 90 days, at our sole discretion, we may extend the offering for an additional 90 days. Stock sold through our direct offering will be sold by our directors and officers.

In addition to our direct offering, we are registering 417,000 shares held by 16 selling shareholders. The selling shareholders will sell at a price of CDN$0.05 (US$0.043) per share until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

There are no arrangements to place the funds we raise in an escrow, trust or similar account.

Our common stock is presently not traded on any national securities exchange. We do not intend to apply for listing on any national securities exchange.

	Offering Price (CDN$)	Expenses (CDN$)	Proceeds to Us (CDN$)

Per Share – if 50% of our direct offering sold	$0.05	$0.09	$(0.04)
Per Share – if 100% of our direct offering sold	$0.05	$0.045	$0.005
If 50% are sold	$25,000	$45,000	$(20,000)
If 100% are sold	$50,000	$45,000	$5,000
	Offering Price (US$)	Expenses (US$)	Proceeds to Us (US$)

Per Share – if 50% of our direct offering sold	$0.043	$0.077	$(0.034)
Per Share – if 100% of our direct offering sold	$0.043	$0.039	$0.004
If 50% are sold	$21,502.50	$38,704.50	$(17,202)
If 100% are sold	$43,005	$38,704.50	$4,300.50

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 6 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____________________, 2007

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

As used in this prospectus, the terms “we”, “us”, “our” mean Mainland Resources Inc. All dollar amounts refer to United States dollars unless otherwise indicated. All monetary disclosures in Canadian dollars are also disclosed in the Canadian dollar equivalent to the United States dollar equivalent of one Canadian dollars to 0.8601 United States dollars, based on the noon exchange rates as reported on the Bank of Canada website on March 26, 2007 (http://www.bankofcanada.ca).

SUMMARY

Our Business

We were incorporated on May 12, 2006 under the laws of the State of Nevada. Our principal executive office is located at 512 57th Avenue, Vancouver, British Columbia, Canada V5X 1S9. The telephone number of our principal executive office is 604.719.4047. Our fiscal year end is February 28, 2007.

We are not a "blank check company" as defined by Rule 419(a)(2) of Regulation C of the Securities Act of 1933, as we are pursuing the exploration program for our properties. We do not have any plans to merge with or acquire another company within the foreseeable future, and we have not entered into any agreements or understandings for any such merger or acquisition.

We are a pre-exploration stage resource company. We plan to acquire and explore mineral properties, with our principal focus to be initially on exploration of the properties in which we currently hold an interest. We have had no revenues and have only recently begun operations.

Number of Shares Being Offered

This prospectus covers the direct public offering of up to 1,000,000 shares of our common stock and the resale by the selling security holders named in this prospectus of up to 417,000 shares of our common stock. The shares offered by the selling security holders were acquired by the selling security holders in private placement transactions, which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. We are offering the shares at a price of CDN$0.05 (US$0.043). This price was determined by our board of directors based on several factors including our capital structure and the amount we sought to raise through our offering.

The selling security holders will sell their shares of our common stock at an initial price of CDN$0.05 (US$0.043) per share and thereafter at any price. The affiliates of our company will also sell their shares of our common stock at a price of CDN$0.05 (US$0.043) per share for the duration of the offering. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Number of Shares Outstanding

There are 720,500 shares of our common stock issued and outstanding as at August 13, 2007. We will have the following number of shares issued and outstanding after this offering:

•	970,500 if we sell 25% of our direct offering;
•	1,220,500 if we sell 50% of our direct offering;
•	1,720,500 if we sell 100% of our direct offering.

Estimated Use of Proceeds

Net proceeds to us will be CDN$5,000 (US$4,300.50), assuming we sell all 1,000,000 shares through our direct offering.

We will use the proceeds to execute an exploration program as recommended by our consulting geologist, pay administrative expenses and for general working capital.

We will not receive any of the proceeds from the sale of those shares of common stock being offered for sale by the selling security holders.

Summary of Financial Data

The summarized financial data presented below is derived from and should be read in conjunction with our audited and unaudited financial statements for the period from inception to February 28, 2007 and our unaudited financial statements for the three months ended May 31, 2007, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management's Discussion and Analysis or Plan of Operation” beginning on page 24 of this prospectus.

	From May 12, 2006 (inception) to February 28, 2007	Three Months Ended May 31, 2007
Revenue	$Nil	$Nil
Net Loss for the Period	($11,256)	($26,124)
Loss Per Share - basic and diluted	($0.03)	($0.04)
	As at February 28, 2007	As at May 31, 2007
Working Capital	$17,236	($6,427)
Total Assets	$17,236	$7,543
Total Stockholders' Equity	$17,236	($6,427)
Deficit	($11,256)	($37,380)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks associated with this offering

The risk that you could lose all of your investment increases with any shortfall of the CDN$50,000 (US$43,005) maximum amount that we are trying to raise in this offering. We will close this offering within 90 days even if we raise only a nominal amount. We need a minimum of CDN$45,000 (US$38,704.50) to cover our offering expenses.

Even if we raise the entire CDN$50,000 (US$43,005) maximum amount we are trying to raise in this offering you could lose all of your investment if we do not have enough money to implement and complete our proposed business operations. The risk that you could lose all of your investment increases with any shortfall of the CDN$50,000 (US$43,005) maximum amount that we are trying to raise in this offering. Your risk increases because if we raise less money it would be more likely that we will not have sufficient funds to implement or complete our proposed business operations. We will close this offering within 90 days even if we raise only a nominal amount and we will not refund any money we raise. We need a minimum of CDN$45,000 (US$38,704.50) to cover our estimated offering expenses. We may not even be able to raise this amount. If we are not able to raise sufficient funds to cover our estimated operating expenses and implement and complete our proposed business operations we will go out of business and you will lose your entire investment.

We need financing from this offering to implement our business plan and to begin our exploration activities. If we do not raise at least CDN$50,000 (US$43,005) we will not be able to continue our proposed operations and you may lose your entire investment.

We need financing from this offering to complete to implement our proposed business plan and to begin our exploration activities. If we are unable to raise at least CDN$50,000 (US$43,005) we will not be able to undertake our proposed business operations and you may lose your entire investment. In addition, we may:

•	incur unexpected costs in implementing our proposed business plan and/or continuing our exploration activities;
•	incur delays and additional expenses in connection with our mineral claims; or
•	incur significant and unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to continue our business operations. We will depend substantially on outside capital to pay for the exploration of our mineral claims. Such outside capital may include borrowing. Capital may not be available to meet these continuing development costs or, if the capital is available, it may not be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in your equity interests and the equity interests of our current stockholders. Obtaining loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we were unable to obtain financing in the amounts required our proposed business will fail and you will lose your entire investment.

The offering price of the securities was arbitrarily determined, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to the actual value of the company, and may make our common stock difficult to sell.

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of CDN$0.05 (US$0.043) for the unit of our securities was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to apply to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of heir investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of exploration stage companies, which may materially adversely affect the market price of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

The National Association of Securities Dealers (NASD) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Risks associated with our business

We have no operating history on which to base an evaluation of our business and prospects.

We were incorporated on May 12, 2006 and have not yet commenced our proposed business operations or realized any revenues. As we have no operating history, we cannot evaluate our financial performance and prospects at this moment. We anticipate that we will incur increased operating costs without realizing any revenues during the period when we are exploring our properties. For the year ending February 28, 2008, we expect to spend $15,000 on the exploration of the properties in which we hold our interests and approximately $5,500 on the operation of our company. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from mining operations and any dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

The fact that we have not earned any revenues since our incorporation raises substantial doubt about our ability to continue as a going concern.

We have not generated any revenues since our incorporation and we will, in all likelihood, continue to incur operating expenses without revenues until our mining properties are fully developed and in commercial production. We had cash in the amount of $7,543 as of May 31, 2007. We estimate our average monthly operating expenses to be approximately $1,000 each month. As a result, we need to generate significant revenues from our operations or acquire financing. We cannot assure that we will be able to successfully explore and develop our mining properties or assure that viable reserves exist on the properties for extraction. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditor’s report on our financial statements for the period from inception to February 28, 2007. In addition, our auditors in their audit report dated April 5, 2007, have stated that there is substantial doubt that we will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.

We have been unable to fund our operations with internally generated funds because our business has not generated any revenue. Without additional financing, we will need to generate funds internally to fund our operations for the fiscal year ending February 28, 2008 or we will be unable to continue our operations and business.

As of May 31, 2007, we had cash in the amount of $7,543. We currently do not have any ore reserves or any operations which generate any income or cash flow. We have not generated any revenues since our incorporation and we have required and will continue to require substantial capital to fund the exploration and development of our mining properties. We also anticipate spending at least $12,000 for the operation of our company for the 12 month period ending February 28, 2008. It is unlikely that we will generate any funds internally until we discover commercially viable quantities of ore. If we are unable to generate revenue from our business during the fiscal year ending February 28, 2008, we may be forced to delay, scale back, or eliminate our exploration activities. If any of these actions were to become necessary, we may not be able to continue to explore our properties or operate our business and if either of those events happen, then there is a substantial risk our business would fail.

We have not generated any revenue from our business and we may need to raise additional funds in the near future. If we are not able to obtain future financing when required, we might be forced to discontinue our business.

Because we have not generated any revenue from our business and we cannot anticipate when we will be able to generate revenue from our business, we will need to raise additional funds for the further exploration and future development of our mining claims and to respond to unanticipated requirements or expenses. We anticipate that we will need to raise further financing for the 12 month period ending February 28, 2008 in the approximate amount of $120,000. We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing if required. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, jeopardising our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct business and explore our properties, which might result in the loss of some or all of your investment in our common stock.

Our properties are in the pre-exploration stage, are not commercially viable at this time and there is no assurance that commercially viable quantities of ore will be discovered.

Our mineral properties are in the early exploration stage and are not commercially viable at this time. Mineral exploration involves a high degree of risk. There is no assurance that commercially viable quantities of ore will be discovered. There is also no assurance that if found, commercially viable properties will be brought into commercial production. If we are not able to locate sufficient quantities of commercially viable ore and bring our properties into commercial production, we will not be able to continue operations and as a result our shareholders may lose any investment in our company.

There is substantial risk that no commercially exploitable minerals will be found and our business will fail.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the minerals claims that we have acquired certain commercially exploitable reserves. Exploration for minerals is a speculative venture necessarily involving substantial risk. The probability of an individual prospect having reserves and being commercially profitable is remote and in all probability, the Southwest and Sedona claims do not contain any reserves and in such a case the funds we have spent or will spend on exploration of these claims will be lost.

We are subject to environmental protection legislation with which we must comply or suffer sanctions from regulatory authorities.

If the results of our geological exploration program indicate commercially exploitable reserves and we decide to pursue commercial production of our mineral claim, we may be subject to an environmental review process under environmental assessment legislation. Compliance with an environmental review process may be costly and may delay commercial production. Furthermore, there is the possibility that we would not be able to proceed with commercial production upon completion of the environmental review process if government authorities do not approve our mine or if the costs of compliance with government regulation adversely affect the commercial viability of the proposed mine.

There may be defects to the title of the mineral claims and as result we could lose our interest in such claims.

To the best of our knowledge, title to our properties underlying are in good standing. This should not be construed as a guarantee of title and there is no guarantee that title to such properties will not be challenged or impugned. The properties may have been acquired in error from parties who did not possess transferable title, may be subject to prior unregistered agreements or transfers and title may be affected by undetected defects or aboriginal, indigenous peoples or native land claims. If there any defects in the title to the properties that we intend to explore, we may be unable to proceed with our development of such properties and as a result would have to cease operations or acquire interests in further properties.

If we cannot locate qualified personnel, we may have to suspend or cease operations which will result in the loss your investment.

Currently, we have one individual acting as a director and officer. This individual has no direct training or experience in metals exploration or mining and as a result, he may not be fully aware of any of the specific requirements related to working within the industry. His decisions and choices may not take into account standard engineering or managerial approaches that mineral exploration companies commonly use. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to the lack of experience of our management in this industry. As a result, we may have to suspend or cease operations which will result in the loss of your investment.

We have one individual serving as a director and officer of our company and, as a result, we may be subject to certain risks from a corporate governance perspective.

We have one individual, Vijesh Harakh, serving as a director and officer of our company. Because we do not have any independent directors, we may be subject to certain risks from a corporate governance perspective, including risks relating to the approval of related party transactions, the compensation of executive officers, the oversight of the accounting function and the segregation of duties. We presume that our sole director and officer will act in accordance with the fiduciary duties owed to our company, however, there can be no assurance that this will in fact be the case. Our sole director and officer may act in a self interested manner in relation to dealings with our company which could adversely affect our financial condition and the ability to attract new investors.

There are certain similarities and connections between our company and (i) Gulf Western Petroleum Corp., which consummated a merger and change of business approximately six months after the effectiveness of its registration statement and (ii) Arris Resources Inc., which completed a share exchange and change of business.

Gulf Western

On May 3, 2006, Gulf Western Petroleum Corp. (formerly Georgia Exploration Inc.) filed a registration statement on form SB-2 that went effective on June 30, 2006. Approximately six months after the effectiveness of Gulf Western’s form SB-2, Gulf Western consummated a merger with Wharton Resources Corp. and changed its business from that of mineral exploration to the identification, acquisition and development of oil and gas resource opportunities. In Gulf Western’s registration statement, Gulf Western described itself, as we do, as a mineral exploration company and had a business plan substantially similar to our business plan. Certain other similarities exist between our company and Gulf Western, including: (i) the location of our mineral properties, which are located in the Similkameen Mining District, near the town of Princeton, in the Province of British Columbia; (ii) our sole officer and director has, and Gulf Western’s sole officer and director had, no previous mining experience; (iii) our sole officer and director owns our mining claims, and Gulf Western’s sole officer and director owned its mining claims, in trust for our company and Gulf Western respectively; (iv) certain of the selling shareholders named in this registration statement were named as selling shareholders in Gulf Western’s registration statement; and (v) Mr. Sukvinder Puar holds 6.94% of the issued and outstanding shares of our common stock and was one of the contact persons between Gulf Western, our company and certain of the selling security holders listed in this registration statement, and Mr. Puar became the sole officer and director of Gulf Western after the original sole officer and director resigned prior to the reverse merger. Despite the apparent similarities between our company and Gulf Western, at this time: (i) we intend to follow our proposed business plan, including the recommendations of our consulting geologist; (ii) subject to us raising the required funding, we intend to complete our three phased exploration program; and (iii) we have neither discussed nor agreed to any merger between our company and any third party. Management plans to operate our company consistent with the best interests of our company and in a way that maximizes shareholder value, however, there is no assurance that our exploration program will be successful, or that we will never change our current business.

In order to complete our three-phased exploration program, we will require approximately $136,000, as described under the section entitled “Plan of Operation” of this prospectus. As of May 31, 2007, we had $7,543 in cash. Even if we raise the entire CDN$50,000 (US$43,005) maximum amount in this offering, we will not have sufficient funds to meet our required funding to complete our three-phased exploration program. In order to complete our exploration program, we will require, at least, an additional $85,452. We will need to raise funds through the sale of our equity securities. Any sale of equity securities will result in dilution to our shareholders. However, there is no assurance that we will be able to raise the required funds to complete our exploration program.

In addition, there is no certainty that we will be more successful in the execution of our business plan than Gulf Western. After completing the primary offering, we anticipate that we will have enough capital to complete the second phase of our three-phased exploration program. Based on the results of the second phase, we will determine if it is feasible to proceed with phase three of our exploration program. There is no certainty that we will undertake phase three of our exploration program.

If and when we complete our exploration program, it is our intention to build our company with a portfolio of resource assets and to explore resource-related opportunities that are in the best interest of and will add value to our shareholders. As with other junior resource companies, our objective will be to prove significant asset value through exploration and eventually to produce our resources or enter into a joint-venture with another resource company with greater expertise and capital than our company to produce such resources. If our company is to produce the resources, we will need to raise additional capital to complete such production. At this time, we can not estimate how much capital will be needed to produce any such resources or whether any such resources will warrant production.

Arris Resources

Arris Resources (formerly Bassett Ventures Inc.) was incorporated on September 15, 1987 under the laws of British Columbia under the name “Grand Resources Inc.” Arris Resources has undergone several changes of business, including an oil and gas business, internet gaming business and a facility management software business, with relative name changes since its incorporation. On June 2, 2003, Arris Resources sold all of its subsidiaries (then engaged in the internet gaming casino business) for $1.00. On July 6, 2003, Arris Resources acquired AssistGlobal.com Communications, Inc. through a share exchange and later changed its name. Mr. Puar, a shareholder of our company that owns more than 5% of the issued and outstanding shares of our common stock was also a shareholder and a director of Arris Resources. Mr. Puar ceased to be involved in the business and affairs of Arris Resources as of April 19, 2007, however, his previous involvement with Arris Resources may be material to persons considering an investment in our company.

Certain of our shareholders that own more than 5% of the issued and outstanding shares of our common stock were involved with a prior failed offering.

Messers. Sukvinder Puar and Rahim Jivraj hold 6.94% and 5.55% of the issued and outstanding shares our common stock. In addition, Messers. Puar and Jivraj were the contact persons between our company and certain of our shareholders. Prior to their involvement with our company, Messers. Puar and Jivraj were controlling shareholders, executive officers and directors of Bloorcom Corp. Bloorcom filed a registration statement on Form SB-2 in February 2005. In its registration statement, Bloorcom indicated that it would provide e-commerce solutions to medium sized retail businesses, which were designed to integrate with such business’s existing enterprise management software and existing customer websites. Bloorcom had minimal assets and revenues before it withdrew its registration statement in March 2006. Messers. Puar’s and Jivraj’s involvement in Bloorcom’s failed offering may be material to persons considering an investment in our company.

Risks associated with our industry

Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claim may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our claims. If this happens, our business will likely fail.

Because of the inherent dangers involved in mineral exploration and exploitation, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

The potential profitability of mineral ventures depends in part upon factors beyond the control of our company and even if we discover and exploit mineral deposits, we may never become commercially viable and we may be forced to cease operations.

The commercial feasibility of mineral properties is dependent upon many factors beyond our control, including the existence and size of mineral deposits in the properties we explore, the proximity and capacity of processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental regulation. These factors cannot be accurately predicted and any one or a combination of these factors may result in our company not receiving an adequate return on invested capital. These factors may have material and negative effects on our financial performance and our ability to continue operations.

Exploration and exploitation activities are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Exploration and exploitation activities are subject to federal, provincial, and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, provincial, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental and other legal standards imposed by federal, provincial, or local authorities may be changed and any such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Any laws, regulations or policies of any government body or regulatory agency may be changed, applied or interpreted in a manner which will alter and negatively affect our ability to carry on our business.

We face intense competition in the mineral exploration and exploitation industry. We compete with larger companies with greater resources for financing and for qualified managerial and technical employees.

Our Southwest and Sedona claims are in the Similkameen Mining Division of British Columbia, Canada, and our competition there includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may have to compete for financing, and recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration programs may be slowed down or suspended, which may cause us to cease operations as a company.

Other risks

Because the majority of our assets and our director/officer are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against our property and our director/officer.

The majority of our assets and all of our directors and officers are residents of Canada and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against our officers or directors or that portion of our assets located outside the United States, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against our Canadian assets or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or other jurisdictions against us or our directors and officers predicated upon the securities laws of the United States or any state thereof.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should’, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, or "potential" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning at page 6 that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus because the safe harbor does not apply to forward-looking statements made in connection with an initial public offering.

As used in this prospectus, the terms “we”, “us”, “our”, and “Mainland” mean Mainland Resources Inc. unless otherwise indicated.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission (the “SEC”) at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus covers the direct public offering of up to 1,000,000 shares of our common stock and the resale by the selling security holders named in this prospectus of up to 417,000 shares of our common stock. The shares offered by the selling security holders were acquired by the selling security holders in private placement transactions, which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. We are offering the shares at a price of CDN$0.05 (US$0.043). This price was determined by our board of directors based on several factors including our capital structure and the amount we sought to raise through our offering.

The selling security holders will sell their shares of our common stock at an initial price of CDN$0.05 (US$0.043) per share and thereafter at any price. The affiliates of our company will also sell their shares of our common stock at a price of CDN$0.05 (US$0.043) per share for the duration of the offering. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

USE OF PROCEEDS

On October 6, 2006, we issued 417,000 common shares to 16 investors at a price of CDN$0.05 (US$0.043) per share for total proceeds of CDN$20,850 (US$17,933) in accordance with the terms of private placement subscription agreements. We issued the common shares in reliance upon Regulation S and/or Section 4(2) of the Securities Act by issuing the common shares to non U.S. persons (as that term is defined in Regulation of the Securities Act) in an offshore transaction. We intend to use the proceeds from the private placement to commence our exploration activities. The offering described below does not take into consideration the proceeds that we received from the private placement on October 6, 2006.

Our offering is being made on a self underwritten basis - with no minimum and a maximum of CDN$50,000 (US$43,005). The table below sets forth the use of proceeds if 25%, 50%, 75% or 100% is sold.

	25%	50%	75%	100%
	(CDN$)	(CDN$)	(CDN$)	(CDN$)
Gross proceeds	12,500	25,000	37,500	50,000
Offering expenses	45,000	45,000	45,000	45,000
Net proceeds	(32,500)	(20,000)	(7,500)	5,000

	25%	50%	75%	100%
	(US$)	(US$)	(US$)	(US$)
Gross proceeds	10,751.25	21,502.50	32,253.75	43,005
Offering expenses	38,704.50	38,704.50	38,704.50	38,704.50
Net proceeds	(27,953.25)	(17,202)	(6,450.75)	4,300.50

The net proceeds will be used approximately as follows:

	25%	50%	75%	100%
	(CDN$)	(CDN$)	(CDN$)	(CDN$)
Exploration work	N/A	N/A	N/A	5,000

	25%	50%	75%	100%
	(US$)	(US$)	(US$)	(US$)
Exploration work	N/A	N/A	N/A	4,300.50

Total offering expenses are estimated to be CDN$45,000 (US$38,704.50), consisting of the following: (i) CDN$35,000 (US$30,103.50) for legal fees; (ii) CDN$3,500 (US$3,010.35) for accounting fees, (iii) CDN$500 (US$432.05) filing fee, (iv) CDN$1,000 (US$860.10) printing and marketing expenses; and (v) CDN$5,000 (US$4,300.50) for miscellaneous unforeseen expenses relating to the offering.

If we raise 100% of the offering, we will execute phase one of the exploration program recommended by our consulting geologist. The cost of the first phase is approximately CDN$7,500 (US$6,450.75) and will consist of research, field examination and sample collection and analysis.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise net proceeds of up to CDN$5,000 (US$4,300.50) in this direct offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

•	our lack of operating history;
•	the proceeds to be raised by the offering;
•	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders;
•	our cash requirements, and
•	prices of shares we have issued in the past.

Additionally, because we have no significant operating history and have not generated any material revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

The selling security holders will sell their shares of our common stock at a fixed price of CDN$0.05 (US$0.043) per share. The affiliates of our company will also sell their shares of our common stock at a price of CDN$0.05 (US$0.043) per share for the duration of the offering.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of February 28, 2007, the net tangible book value of our shares of common stock was $17,236 or approximately $0.0239 per share based upon shares outstanding.

If 100% of the shares are sold:

Upon completion of our direct offering, in the event all of the shares are sold, the net tangible book value of the 1,720,500 shares to be outstanding will be $21,536.50, or approximately $0.0125 per share. The amount of dilution you will incur will be $0.0114 per share. You will incur an immediate dilution from $0.0239 per share to $0.0125 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 58.12% of the total number of shares then outstanding shares for which you will have made a cash investment of CDN$50,000 (US$43,005), or CDN$0.05 (US$0.043) per share. Our existing shareholders (assuming they don’t sell any shares) will own approximately 41.88% of the total number of shares then outstanding, for which they have made contributions of cash, totalling CDN$26,225 (US$22,556.12), or CDN$0.036 (US$0.031) per share.

If 75% of the shares are sold:

Upon completion of our direct offering, in the event 75% of the shares are sold, the net tangible book value of the 1,470,500 shares to be outstanding will be $10,785.25, or approximately $0.0073 per share. The amount of dilution you will incur will be $0.0166 per share. You will incur an immediate dilution from $0.0239 per share to $0.0073 per share.

After completion of this offering, if 750,000 shares are sold, you will own approximately 51.00% of the total number of shares then outstanding shares for which you will have made a cash investment of CDN$37,500 (US$32,253.75), or CDN$0.05 (US$0.043) per share. Our existing shareholders (assuming they don’t sell any shares) will own approximately

49.00% of the total number of shares then outstanding, for which they have made contributions of cash, totalling CDN$26,225 (US$22,556.12) or CDN$0.036 (US$0.031) per share.

If 50% of the shares are sold:

Upon completion of our direct offering, in the event 50% of the shares are sold, the net tangible book value of the 1,220,500 shares to be outstanding will be $34 or approximately $0.00003 per share. The amount of dilution you will incur will be $0.0239 per share. You will incur an immediate dilution from $0.0239 per share to $0.00003 per share.

After completion of this offering, if 500,000 shares are sold, you will own approximately 40.97% of the total number of shares then outstanding shares for which you will have made a cash investment of CDN$25,000 (US$21,502.50), or CDN$0.05 (US$0.043) per share. Our existing stockholders (assuming they don’t sell any shares) will own approximately 59.03% of the total number of shares then outstanding, for which they have made contributions of cash, totalling CDN$26,225 (US$22,556.12), or CDN$0.036 (US$0.031) per share.

If 25% of the shares are sold:

Upon completion of our direct offering, in the event 25% of the shares are sold, the net tangible book value of the 970,500 shares to be outstanding will be $(10,717.25) or approximately $(0.0110) per share. The amount of dilution you will incur will be $0.0350 per share. You will incur an immediate dilution from $0.0239 per share to $(0.0110) per share.

After completion of this offering, if 250,000 shares are sold, you will own approximately 25.76% of the total number of shares then outstanding shares for which you will have made a cash investment of CDN$25,000 (US$21,502.50), or CDN$0.05 (US$0.043) per share. Our existing stockholders (assuming they don’t sell any shares) will own approximately 74.24% of the total number of shares then outstanding, for which they have made contributions of cash, totalling CDN$26,225 (US$22,556.12), or CDN$0.036 (US$0.031) per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share	CDN$0.036 (US$0.031)
Net tangible book value per share before offering	$0.0239
Net tangible book value per share after offering	$0.0125
Capital contributions	CDN$26,225 (US$22,445.12)
Number of shares outstanding before the offering	720,500
Number of shares after offering held by existing stockholders	720,500
Percentage of ownership after offering	41.88%

Purchasers of shares in this offering if all shares sold
Price per share	CDN$0.05 (US$0.043)
Dilution per share	$0.0114
Capital contributions	CDN$50,000 (US$43,005)
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	58.12%

Purchasers of shares in this offering if 75% of shares sold
Price per share	CDN$0.05 (US$0.043)
Dilution per share	$0.0166
Capital contributions	CDN$37,500 (US$32,253.75
Number of shares after offering held by public investors	750,000
Percentage of ownership after offering	51.00%

Purchasers of shares in this offering if 50% of shares sold
Price per share	CDN$0.05 (US$0.043)
Dilution per share	$0.0239
Capital contributions	CDN$25,000 (US$21,502.50)
Number of shares after offering held by public investors	500,000

Percentage of ownership after offering	40.97%

Purchasers of shares in this offering if 25% of the shares sold
Price per share	CDN$0.05 (US$0.043)
Dilution per share	$0.0350
Capital contributions	CDN$12,500 (US$10,751.25)
Number of shares after offering held by public investors	250,000
Percentage of ownership after offering	25.76%

SELLING SECURITY HOLDERS

The 16 selling stockholders are offering 417,000 shares of our common stock, as listed in the table below. We issued the shares of common stock in private placement transactions exempt from registration under the Securities Act pursuant to Regulation S.

The selling security holders may offer and sell, from time to time, any or all of their common stock. Because the selling security holders may offer all or only some portion of the shares of common stock listed in the table, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling security holders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling security holders as of August 13, 2007, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling security holders.

Other than the relationships described below, none of the selling security holders had or have any material relationship with us. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

Name of Selling Stockholder and Position, Office or Material Relationship (if any) with Mainland(1)	Number of Shares Owned by Selling Stockholder Before Offering	Percent of Total Issued and Outstanding Shares Owned by Selling Stockholder Before Offering	Total Shares Registered	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding
				# of Shares	% of Class
Vijesh Harakh President, Treasurer, Secretary and Director	303,500	42.12%	Nil	303,500	17.64%
Craig Barone	20,000	2.78%	20,000	Nil	0%
Joanna Bullock	25,000	3.47%	25,000	Nil	0%
George Cholevas	20,000	2.78%	20,000	Nil	0%
Nadia Figueroa	20,000	2.78%	20,000	Nil	0%
Ron Glowa	20,000	2.78%	20,000	Nil	0%
Sarah Lynn Hansen	25,000	3.47%	25,000	Nil	0%
Rahim Jivraj	40,000	5.55%	40,000	Nil	0%
Debbie Lew	30,000	4.16%	30,000	Nil	0%
Deborah McSorley	20,000	2.78%	20,000	Nil	0%
Brenda Parhar	28,000	3.89%	28,000	Nil	0%
Amarjit Parihar	24,000	3.33%	24,000	Nil	0%

Suveg Singh Parmar	20,000	2.78%	20,000	Nil	0%
Sukvinder Puar	50,000	6.94%	50,000	Nil	0%
Shane Roberts	25,000	3.47%	25,000	Nil	0%
Jagjit Singh Sidhu	30,000	4.16%	30,000	Nil	0%
Irene Skrivanos	20,000	2.78%	20,000	Nil	0%

(1)                    There are several similarities between our company and Gulf Western, which are discussed elsewhere in this registration statement. Gulf Western consummated a merger and change of business six months after the effectiveness of its registration statement. The following selling security holders were also named as selling security holders in Gulf Western Petroleum Corp.’s registration statement:

•	Sukvinder (Sokhie) Puar;
•	Brenda Parhar;
•	Debbie Lew;
•	Amir Jivraj;
•	Rabiya Jivraj;
•	Karima Jivraj;
•	Deborah McSorely;
•	Jagjit (Jay) Singh Sidhu;
•	Share Roberts; and
•	Neena Puar.

The relationships among the selling security holders in this registration statement and Gulf Western’s registration statement are as follows:

•	Neena Puar is Sukvinder Puar’s wife;
•	Amir Jivraj and Rabiya Jivraj are the parents of Mrs. Shaheen Jivraj-Sangara, the former president and chief executive officer of Gulf Western;
•	Karima Jivraj and Rahim Jivraj are Mrs. Shaheen Jivraj-Sangara’s siblings;
•	Brenda Parhar is Sukvinder Puar’s sister-in-law; and
•	Debbie Lew, Deborah McSorely and Jagjit Sidhu are friends and business associates of Sukvinder Puar and Rahim Jivraj.

Messers. Sukvinder Puar and Rahim Jivraj were the contact persons between Gulf Western, our company and certain of the selling security holders in this prospectus.

PLAN OF DISTRIBUTION

We are offering up to 1,000,000 shares of common stock on a direct public offering, without any involvement of underwriters or broker-dealers, no minimum. The offering price is CDN$0.05 (US$0.043) per share. The shares are being offered for a period not to exceed 90 days, unless extended by our Board of Directors for an additional 90 days.

We will sell the shares in this offering through our officers and directors. They will receive no commission from the sale of the shares. They will not register as broker-dealers under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1.             The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2.             The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.             The person is not at the time of their participation, an associated person of a broker-dealer; and,

4.             The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to be our officers and directors at the end of the offering and has not been during the last twelve months and are currently not broker-dealers or associated with a broker-dealers. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our Prospectus is declared effective by the SEC do we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the offering. We will not utilize the Internet to advertise our offering.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; and deliver to the customer written statement for the basis for the suitability determination.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date this prospectus is declared effective and continue for a period of up to 90 days, and an additional 90 days, if so elected by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a share subscription agreement; and

2.	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Mainland Resources Inc.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Sales by Selling Shareholders

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

•	on such public markets as the common stock may be trading;
•	in privately negotiated transactions;
•	through the writing of options of the common stock;
•	in short sales; or
•	in any combination of these methods of distribution.

The sales price to the public may be:

•	the market price prevailing at the time of sale;
•	a price related to such prevailing market price; or
•	such other price as the selling shareholders determine.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

•	not engage in any stabilization activities in connection with our common stock;
•	furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and
•	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

None of the selling shareholders will engage in any electronic offer, sale or distribution of the shares. Further, neither us nor any of the selling shareholders have any arrangements with a third party to host or access our Prospectus on the Internet.

The selling shareholders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling shareholders in one or more transactions at a fixed offering price, which may be changed, or at any varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

Transfer Agent and Registrar

We have not yet appointed a stock transfer agent for our common stock. We intend to appoint a stock transfer agent immediately upon the effectiveness of this prospectus.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholders are an adverse party or has a material interest adverse to us.

LEGAL MATTERS

The validity of the shares of common stock offered by the selling security holders was passed upon by the law firm of Clark Wilson LLP of Vancouver, British Columbia, Canada.

MANAGEMENT

Directors and Executive Officers

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. None of our officers are involved in the company full-time. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Vijesh Harakh	Director, President, Secretary and Treasurer	33	Director, President, Secretary and Treasurer since June 1, 2006

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director and executive officer, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Vijesh Harakh, Director, President, Secretary and Treasurer

Mr. Vijesh Harakh has acted as our sole director and officer since the resignation of Mr. Moyez Noormohamed on June 1, 2006. From June 1998 to April 2002, Mr. Harakh worked as a licensed mechanic at a privately operated automotive garage. From May 2002 to April 2006, Mr. Harakh worked as a licensed mechanic and service manager at another privately operated automotive garage. Most recently, Mr. Harakh has been self-employed as an automotive business-owner. Mr. Harakh is familiar with capital markets through self directed equity investments. Mr. Harakh studied at the British Columbia Institute of Technology between 1993-1994 and 1997- 1999, earning various certificates in the Automotive Program.

Significant Employees

Other than our management, we do not have any employees.

Committees of the Board

We do not have a compensation or audit committee at this time.

Family Relationships

There are no family relationships between any director or executive officer.

Except as disclosed herein, none of our directors, executive officers and control persons have been involved in any of the following events during the past five years:

1.             any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.             any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.             being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.             being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of August 13, 2007, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Vijesh Harakh, Director, President, Secretary and Treasurer 512 East 57th Avenue Vancouver, British Columbia V5X 1S9	303,500	42.12%
Rahim Jivraj 510 – 1238 Seymour Street Vancouver, British Columbia V6B 3N9	40,000	5.55%
Sukvinder Puar 1776 Ocean Park Road Surrey, British Columbia V4A 3L9	50,000	6.94%
Directors and Executive Officers as a group	303,500	42.12%

(1)             Based on 720,500 shares of common stock issued and outstanding as of August 13, 2007. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

Our authorized securities consists of 10,000,000 shares of common stock, with par value of $0.0001 per share. As of August 13, 2007, there were 720,500 shares of common stock issued and outstanding. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors.

Each holder of our common stock is entitled to receive dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Security holders do not have pre-emptive rights to subscribe for additional shares of common stock if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Furthermore, there are no provisions in our charter or Bylaws that would delay, defer or prevent a change in control of our company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged Dale Matheson Carr-Hilton Labonte LLP, chartered accountants, to audit our financial statements for the period from inception to February 28, 2007. There has been no change in the accountants and no disagreements with Dale Matheson Carr-Hilton Labonte LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

Our financial statements for the period from inception to February 28, 2007 included in this prospectus and registration statement have been audited by Dale Matheson Carr-Hilton Labonte LLP, independent chartered accountants, as set forth in their report accompanying the financial statements (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) and are included in reliance upon the report, given on the authority of the firm, as experts in accounting and auditing.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws authorize our company to indemnify our directors and officers to the fullest extent permitted under the general corporation law of the State of Nevada.

Our Bylaws require us to indemnify every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of our company or is or was serving at the request of our company or for its benefit as a director or officer of another company, or as its representative in a partnership, joint venture, trust or other enterprise, to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by our company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by our company. Such right of indemnification is a contract right which may be enforced in any manner desired by such person. Such right of indemnification is not exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under our Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Business Development During Last Three Years

General Overview

We are a start-up company and have not yet generated or realized any revenues from our business operations. The mineral properties in which we have an interest, which properties are held in trust for our company by Mr. Vijesh Harakh, pursuant to a Trust Agreement dated July 1, 2006, are in the pre-exploration stage and are not commercially viable at this time. The properties require further exploration before we are able to ascertain whether commercially viable quantities of ore exist on these properties. There is no assurance that a commercially viable mineral deposit exists on any of these properties.

Corporate History

We were incorporated on May 12, 2006 under the laws of the State of Nevada. Our principal executive office is located at 512 East 57th Avenue, Vancouver, British Columbia, Canada V5X 1S9. The telephone number of our principal executive office is 604-719.4047. We do not have any subsidiaries, nor are we planning to acquire any subsidiaries.

Our Current Business

We are a resource company engaged in the acquisition, exploration, development and exploitation of mineral properties. Our main focus has been the identification and potential development of mineral properties that contain economically recoverable reserves, which has resulted in the acquisition of our interest in the properties disclosed herein. For the material terms of our interest in the properties, see the section entitled “Description of Property – Description of our Claims on the Similkameen Mining Claims” on page 28. The properties in which we currently hold an interest are located in the Province of British Columbia, Canada.

Competition

The mining industry is highly fragmented. We are competing with many other exploration companies looking for gold and copper. We are among the smallest exploration companies in existence and are an infinitely small participant in the gold and copper mining business which is the foundation of the founding and early stage development of the mining industry. While we generally compete with other exploration companies, there is no competition for the exploration or removal of minerals from our property.

Marketing

Readily available gold and copper markets exist in Canada and around the world for the sale of gold and copper. Therefore, we will likely be able to sell any gold and copper that we are able to recover.

Research and Development

Our business plan is focused on a strategy for maximizing the long-term exploration and development of our resource properties in British Columbia. To date, execution of our business plan has largely focused on acquiring our interest in the properties from which to establish a going forward exploration and development plan.

Government Regulations

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia, and in Canada generally. Under these laws, prior to production, we have the right to explore the property. In addition, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work programs. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment.

Employees

At present, we have no employees, other than our officers and directors, none of whom have employment agreements with us. Our President, Secretary and Treasurer will devote 30% of his time to the affairs of our company. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future.

We intend to hire geologists, engineers and excavation subcontractors on an as needed basis. We have engaged the professional services of a consulting geologist to complete a portion of phase one of the exploration program by July 26, 2007.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Since we have not generated revenue and are only a pre-exploration stage company, in their report on the financial statements for the period from inception to February 28, 2007, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our deficit is $37,380 as of May 31, 2007. The discussion below provides an overview of our operations and discusses our plan of operation.

The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in the section entitled “Risk Factors” beginning on page 6 of this prospectus.

General

From the date of our incorporation on May 12, 2006 to now, we have been a start up company that has not generated any revenues. Our operating activities during this period consist primarily of acquiring our resource property.

Our financial statements are stated in United States dollars and are prepared in conformity with generally accepted accounting principles of the United States of America. Our operating expenses are classified into the following categories:

•	Office and General;
•	Mineral Property Costs; and
•	Professional fees.

Plan of Operation

In our management's opinion, we plan to achieve the following events or milestones by the end of our next fiscal year.

The anticipated activities of the company in the next 12 months are as follows:

Start Date	Material Activity	Approximate Time Required
July 2007	Complete Phase One of our Exploration Program	8 weeks
October 2007	Complete Phase Two of our Exploration Program	8 weeks
March 2008	Complete Phase Three of our Exploration Program	8 weeks

We believe that our properties are of sufficient merit to justify the following program of further detailed exploration.

Program	Cost
General and Administrative Expenses	$36,000
Drilling Costs	$40,000
Surveying Costs	$40,000
Rock Sampling and Assays	$10,000
Contingencies	$10,000
Total	$136,000

We estimate that the above work will require approximately 12 to 18 months for completion. There are no other substantial exploration anticipated beyond that which the company has set out in the above table. Additional exploration will only be undertaken on obtaining positive results in Phase I surveys and the cost of such additional work will depend on the analysis of the completed preliminary work. Any additional work beyond the program set out in the table above would entail significant additional costs and the company has no funding at this time to cover such costs.

Based upon our cash on hand as of May 31, 2007, $7,543, we anticipate that we will require a further $128,457 to complete the above work. Our company has sufficient cash on hand to operate for the next six months. Our company plans to raise additional capital to meet the work program funding requirements through an equity offering under Regulation S in which the proposed offering and sale would be made outside the United States in an offshore transaction with no directed selling efforts made in the United States.

We expect to be able to make a determination during the next 12 months as to whether to continue exploration of the Similkameen mining claims. The director of our company with the input of our professional advisors will make an assessment whether it is in the best interests of our company to continue exploration. If the director decides not to continue exploration, our company will search for other acquisitions for exploration of mineral resource properties or cease operations.

As at May 31, 2007 we had $13,970 in current liabilities. Our financial statements report a loss of $37,380 for the period from inception to May 31, 2007.

Going Concern

The continuation of our company as a going concern is dependent upon our company attaining and maintaining profitable operations and raising additional capital. Management's plans in this regard is to raise additional capital through an equity offering. The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should our company discontinue operations. We are not a “blank check company” as defined by Rule 419(a)(2) of Regulation C of the Securities Act of 1933. We intend to actively pursue our exploration program on our mineral properties in accordance with our financial capacity and the recommendations of our consulting geologist. We do not have any plans to merge with or acquire another company within the foreseeable future, and we have not entered into any agreements or understandings for any such merger or acquisition.

Due to the uncertainty of our ability to meet our current operating expenses and the capital expenses noted above, in their report on the financial statements for the period from inception to February 28, 2007, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further financing, a successful program of acquisition and exploration, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We intend to pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Purchase or Sale of Equipment

We do not anticipate that we will expend any significant amount on equipment for our present or future operations.

Research and Development

Our business plan is focused on a strategy for maximizing the long-term exploration and development of our resource properties in British Columbia. To date, execution of our business plan has largely focused on acquiring our interest in the properties from which to establish a going forward exploration and development plan.

Personnel

As of August 13, 2007, our President, Secretary and Treasurer, Mr. Vijesh Harakh, is the only employee of our company. He handles all of the responsibilities in the area of corporate administration, business development and research. In the 12 months ending February 28, 2007 we do not plan to expand our total number of permanent employees.

Critical Accounting Policies and Estimates

Use of Estimates – The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant areas requiring the use of management estimates relates to the fair value of the mineral property acquired during the period.

Foreign Currency Translation – Our functional currency is the Canadian dollar. Our company’s financial statements are translated to United States dollar equivalents under the current rate method in accordance with SFAS No. 52, “Foreign Currency Translation”. Assets and liabilities are translated into United States dollar equivalents at rates of exchange in effect at the balance sheet date. Average rates for the year are used to translate revenues and expenses. The cumulative translation adjustment is reported as a component of accumulated other comprehensive income.

Mineral Property Costs – We are primarily engaged in the acquisition, exploration and development of mineral properties. Mineral property acquisition costs are capitalized in accordance with EITF 04-2 when management has determined that probable future benefits consisting of a contribution to future cash inflows, have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization is not met. Mineral property exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. As of the date of our financial statements, we have incurred only acquisition and exploration costs which have been expensed. To date, we have not established any proven or probable reserves on our mineral properties.

Basic and Diluted Net Loss Per Share – We compute net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Financial Instruments – The fair value of the financial instrument, which consists of cash, was estimated to approximate its carrying values due to the immediate or short-term maturity of this financial instrument. Foreign currency transactions are primarily undertaken in Canadian dollars. The financial risk is the risk to our operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, we do not use derivative instruments to reduce our exposure to foreign currency risk.

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We are currently assessing the impact of SFAS No. 159 on our financial position and results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The adoption of SAB No. 108 had no effect on our financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement had no effect on our financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement will not have an effect on our future reported financial position or results of operations.

DESCRIPTION OF PROPERTY

Our principal business is the acquisition and exploration of mineral resource properties. Our sole interest is in the Southwest and Sedona claims described herein, located in Similkameen Mining Division in the Province of British Columbia. These properties are currently without a known body of commercial ore. We intend to engage in gold and copper exploration on these properties.

We have obtained a technical report on our Southwest and Sedona claims, prepared by Erik A. Ostensoe , B.Sc., P. Eng., dated May 6, 2006 (the “Property Report”). Mr. Ostensoe is a professional geoscientist providing consulting services to the mining industry. The following is qualified in its entirety by the text of the Property Report, which is incorporated herein by reference from Exhibit 99.1 to this registration statement.

Property Description, Location and Accessibility for the Southwest and Sedona Claims

The Southwest and Sedona claims are located in Similkameen Mining Division, south of the town of Princeton, in the Province of British Columbia. The Southwest claim, mineral tenure 530553, has area 505.819 hectares; and the Sedona, 530554, has area 526.824 hectares.

The claims are contiguous and are dated March 26, 2006. The claims are valid until May 26, 2007 and can be maintained in good standing by performance and recording of suitable physical or technical work or by payment of cash in lieu thereof. There are no known restrictions on the claims, however, they surround three pre-existing mineral tenures (i.e. mineral tenures 372494, 372495, and 394739). The status of former crown granted claims located at the north end of the Southwest and Sedona claims has been searched with the aid of the Mining Recorder's office (British Columbia). It appears that the crown grants have been cancelled due to failure of the owners to pay taxes.

The Southwest and Sedona claims, mineral titles 530553 and 530554, are located 19 km south of Princeton, British Columbia, Canada. The geographic coordinates of the central part of the claims are approximately 120° 30' 17" west, 49° 16' 52" north.

The claims are situated at high elevation immediately south of the historic mine workings of the Copper Mountain porphyry-style mineral deposit that produced copper ores in the periods 1925 to 1957 and 1978 to 1997 but is currently idle. They touch on the west the Similkameen River and extend approximately 3 km east of the river and are at the headwaters area of several streams that flow west, south and east from the claims.

Terrain in the area of the claims is typical of the southern Interior Plateau of British Columbia: slopes are gentle to moderately steep except to the west where the valley of the Similkameen River is deeply incised into the Plateau. Streams, with the exception of that river, are small, with large seasonal fluctuations in flow volumes. Peak flows occur in late spring during run-off melting of winter snowpack and in early winter, consequent upon heavy autumn rains that in some circumstances combine with melting of earlier snowfalls to produce heavy flows and, occasionally, flood conditions.

Bedrock in the Copper Mountain area has a thin cover of immature soils. Overburden in the form of glacial till deposits may be several meters thick but generally is shallow, in the range of less than one meter depth. Soils typically are clayey and rocky podsol types with poorly developed soil profiles.

The Southwest and Sedona claims are accessed by good quality logging roads from Highway 3 a short distance east of the Similkameen River bridge at Princeton and pass along the east side of the former Copper Mountain mine. The distance from the Highway is approximately 19 km.; the elevation gain is 600 meters. The southern parts of the claims can be accessed from the south from the Placer Mountain forestry road that joins Highway 3 forty kms west of Princeton.

Climate and Physiography of the Southwest and Sedona Claims

The Southwest and Sedona claims are located in a climate zone transitional between the Cascade Mountains and the dry Interior valleys of southern British Columbia whereas the town of Princeton enjoys a partial “rainshadow” effect. In both areas winter is generally cool with exceptional days colder than -30° C, with occasional warm spells, and summers are hot, up to 40° C. Annual rainfall at the Princeton recording station is (source: Environment Canada website) 239 mm, and annual snowfall averages 147 cm. Summer thunderstorms are frequent and may be violent.

The claims area is snow covered from November through early May but field work, including geophysical surveys and drilling operations, with some difficulty can be carried out on a year-round basis. Summer conditions are dry and forest fire hazards are a constant concern.

The Southwest and Sedona claims lie in the southern Interior Plateau physiographic province of the Canadian Cordillera. They also could be described as being in a foothills or transitional part of the Cascade Mountains but the latter more properly belongs to the region lying to the west where elevations rise to 2300 meters above sea level.

This Interior Plateau “province” at the latitude of the claims comprises vaguely concordant uplands at about 1400 meters elevation with a few deeply incised major streams, including particularly, the Similkameen River, but also the Tulameen and Ashnola rivers. These streams occupy relatively narrow defiles and are relicts of the waning stages of Wisconsin age glaciation when vast quantities of continental-type ice sheets were melted and much of the present topography was shaped. The upland surfaces are themselves composite slopes with many irregularities: the typical terrain has relief of about 100 to 300 meters, and very few intact planar surfaces are found.

Despite being characterized as a plateau, mountains are a prominent feature of the southern Cordillera: summits and hills are forested and smoothly rounded and rise to 1500 to 1700 meters and are in contrast to the Cascade Mountains nearby to the west that are craggy and rise to 2500 meters. The resulting landforms are commonly shrouded in glacial outwash deposits, glacial tills, and, where streams were ponded by ice tongues or other features to form temporary lakes, so-called "white silt" deposits, smaller in areal extent but not unlike those found in the Okanagan valley and at Kamloops, British Columbia.

History of Exploration and Operations

The southern Interior of British Columbia has a very long history of mining-related activity. Gold was discovered near Princeton in the 1860s and after 1885 large quantities were recovered by placer miners. Lode gold was found at Hedley, 40 km east of Princeton, in 1894 and two important gold mines, the Nickel Plate and Hedley Mascot mines, operated in the period 1904 to 1955.

Coal in the Princeton area was known from early days and contributed to the development of the district: railway developers were able to use locally mined supplies of low quality coal to supply fuel for their steam driven locomotives and the Copper Mountain mine and foundry relied upon local coal for much of their energy needs.

Copper has long been the most important mineral commodity produced from the Princeton area. A single mine, the Copper Mountain mine, operated by the Granby Consolidated Mining, Smelting, and Power Company, Limited, supported a large underground operation complete with power supply and foundry (fueled by Princeton coal). The ores were first recognized in 1884, first exploited in 1892 and subsequent years and achieved production status in 1925.

The Copper Mountain mine was developed to exploit rich bornite and chalcopyrite deposits found in and in proximity to the syenogabbroic and augite dioritic members of the Copper Mountain Intrusions, and more specifically in the Copper Mountain stock, the Voigt stock and the Lost Horse intrusions, all of which lie within upper Triassic age volcanic and volcaniclastic rocks of the Nicola group. The mine operated at a scale of about 2000 tons per day and, despite high quality ores, was never particularly profitable, suffered frequent labor disruptions and seems to have been at the mercy of several factors outside of its control. The mine closed in 1957, ostensibly the victim of weak metal prices but also as a consequence of a general deterioration of both the mine and its industrial relations.

The Ingerbelle mine, located west of the Similkameen River, five km northwest of the Copper Mountain mine, was discovered in 1967. It was developed as a greenfield site and operated from 1970 until 1978 after which time the operators revived the former Copper Mountain mine and with the aid of a conveyer belt system that carried ores across the Similkameen River, processed open-pit derived materials until 1996. The mine was sold in 1990 to locally based operators and continued, largely with government assistance and generous advance payments from the Japanese smelter companies, until 1996.

During the life of the Copper Mountain mine the nearby areas were subjected to much prospecting attention but little success. The fact that the Ingerbelle ore body, although located only a few kilometers from the main Copper Mountain mine, was not found until approximately 45 years after that mine commenced operation, is witness in part to the difficulty of finding ore deposits and in part to the desultory level of prospecting efforts. The area south of the Copper Mountain mine was undoubtedly examined and mapped during the early life of the mine but was found to be lacking in the quartz-poor intrusive rocks that were closely related to the ores. Added difficulties arose from the presence of extensive surficial deposits of glacial debris that masked not only the bedrock but also inhibited the transfer to surface of geochemical components that later, as techniques were developed, may have enabled detection of ores by geochemical exploration techniques.

The area that includes the Southwest and Sedona mineral tenures is believed to largely have been neglected by mineral explorers. Several assessment reports on file with the Ministry of Energy and Mines record geological, geophysical and geochemical survey work and a small number of diamond drill holes since 1967. The most recent recorded work is dated 1987.

Regional Geology

The Similkameen mining district lies within the southern extent of the Nicola Group, a mid-Mesozoic aged volcaniclastic terrane that is host to many of the large porphyry-style copper-gold and copper-molybdenum deposits of British Columbia. Elsewhere in the province, substantial orebodies, including among others, Gibraltar, Afton and Valley/Lornex, have been developed in proximity to, or in, granodioritic to syenitic plutonic intrusions. Orebodies comprise strongly altered and zoned volumes of intrusive rocks and andesitic and trachytic volcanic rocks that have been affected by the emplacement of the plutons themselves that contributed, in addition to the metals, the transporting fluids and the heat supply that facilitated movement and concentration of the ore-forming metals. Whether the latter originated in the intrusions or are concentrated from their host lavas is still a debated topic.

Earliest geological mapping in the Similkameen district was that of Camsell, published in 1907, followed by several studies directed specifically to the Copper Mountain ore deposits. Rice commenced regional scale field work in 1939 and his Memoir 243, Geology and Mineral Deposits of the Princeton Map-Area, British Columbia, was published in 1947. Montgomery (1967) studied the petrology, structure and origin of the Copper Mountain intrusions as a doctoral thesis project. Preto (1970, 1972) studied the immediate mine area and published Bulletin 59, Geology of Copper Mountain, in 1972 but his work did not include much attention to the area south of the mine. It appears that, with the exception of a small number of prospecting and geophysical surveys, that area has been mostly ignored by mineral explorers.

The principal country rock in the vicinity of the Copper Mountain mining area belongs to the Nicola Group of volcanic formations of Upper Triassic age. These formations commonly are attributed to a volcanic island arc environment wherein a multitude of volcanic sources were active over a long period. The active area extended from the southeastern part of mainland Alaska to the International Border and the areas of activity likely migrated within the belt in response to continental plate movements and surges of convective energy derived from the core of the earth.

The thick sequence of volcanic and volcaniclastic rocks was intruded in Jurassic time by members of the Coast Intrusions with compositions ranging from granite to quartz diorite and gabbro, and by the much smaller quartz-poor syenogabbroic and augite dioritic plutons of the Copper Mountain Intrusions. In Upper Cretaceous/Tertiary time granitic and granodioritic intrusions were emplaced.

Few structural elements have been recognized and mapped in the subject area. Notable are north-south oriented faults in the area north of Princeton that apparently are terminated to the south by emplacement of the Copper Mountain Intrusions. Nicola group rocks trend north-south and may be folded but distinctive marker horizons useful in mapping fold structures are rarely recognized. Much of the productive mine area lies in an east-west oriented, sheared and altered zone of volcanic rocks and dykes spatially related to late phases of the Copper Mountain Intrusions.

A diversity of mineral deposit types is present in the Princeton area of southern British Columbia. Few mines have been developed despite a healthy level of prospecting efforts in the district over a period of more than one hundred years. Copper-gold deposits related to intrusive bodies have been exploited at the Copper Mountain and Ingerbelle sites, located south and southwest of the town. Gold deposits at Hedley, 30 km east of Princeton, are related to strongly developed alteration effects near the interface between calcareous bedded formations of the Nicola group and sill-like gabbroic and quartz gabbroic intrusions. The latter, according to detailed studies by Dolmage and Brown (1945), are quartz diorite that has been contaminated by assimilation of the sediments into Coast Intrusions.

Geology and Mineral Potential of the Southwest and Sedona Claims

The Southwest and Sedona claims lie south of the main Copper Mountain ore deposits and southeast of the Ingerbelle deposits. Those deposits occur in proximity to members of the Copper Mountain Intrusions that occur as a cluster of mostly small, irregularly shaped bodies in a relatively restricted area. The largest member broadens southerly and offers potential for discovery of additional deposits along its margins.

Copper Mountain-type ore bodies are described as “...disseminations and stockworks mostly of chalcopyrite and pyrite in altered Nicola volcanic and/or Lost Horse Intrusive rocks” (Preto, 1972). “All deposits in this group are spatially and, it is believed, genetically associated with late phases of the Copper Mountain intrusions, by far the most productive of which are those of the Lost Horse suite” (Preto, 1972). Ingerbelle ores, situated west of Similkameen River, are distinctive from the Copper Mountain types: “Ingerbelle ore consists typically of fine disseminations and delicate fracture fillings of pyrite and chalcopyrite. Bornite is very rare. Molybdenite is also very rare...” (Preto, 1972, p. 70).

The Southwest and Sedona claims are located immediately south of one portion of the Copper Mountain intrusions in Nicola Group formations. Overburden depths vary from slight to “substantial” and overburden has inhibited both geological mapping and exploration by prospecting and geochemical surveys. Several assessment reports that relate to the claims and to adjoining areas are available from the ARIS website files. They record work from the 1960s (Kalco Valley Mines) through to 1987 (Targa Resources Inc.) and contain much useful information. In particular AR #15854, “Geology, Geophysical and Geochemical Report on the Copper Mountain Property” by F. Dispirito, et al., 1987, presents a complete and comprehensive review of the history of the mines and the area plus a discussion of previous work and details of work done in the area in 1986. The report includes a folio of illustrations, particularly geochemical plots of arsenic, silver, gold, copper and iron and also copper: iron ratios, and plots of a VLF-EM survey and a magnetic survey and a compilation of geology and anomalies. The following quotations are taken from that report:

“The property is located within an optimal geologic environment for the development of porphyry or pyrometasomatic copper deposits such as those found at the Copper Mountain and Ingerbelle mines” (Dispirito, et al. 1987, p. 26).

“The Lost Horse Intrusions are believed to be the source of mineralizing fluids associated with orebody emplacement in the area” (Dispirito, et al. 1987, p. 26).

“The eastern contact area of the property has not been thoroughly explored. This is due to thick overburden and minimal outcrop exposure which caused previous surveys to be inconclusive” (Dispirito, et al. 1987, p. 30).

Dispirito, et al., recommended further work including 'deep sounding' induced polarization surveys over the contact between the Copper Mountain Intrusions and the Nicola volcanic formations, extending 500 meters north into the Copper Mountain stock and 1000 meters south into the Nicola, accompanied by a magnetic survey to help pinpoint the contact. There is no indication in the available records of the recommended work having been completed.

Conclusions and Recommendations

The Southwest and Sedona claims are situated in a geological environment that is particularly favorable for the location of important deposits of copper and gold. The best opportunities for discovery are, by analogy to the historic mines at the Copper Mountain and Ingerbelle sites, in proximity to the contact between Nicola Group volcanics and members of the so-called “Copper Mountain Intrusions”, especially the Lost Horse phase. Most ore bodies have, to date, been accompanied by zones of strong shearing that presumably facilitated emplacement of the valuable minerals.

The area south of the Copper Mountain stock has extensive cover of glacial-fluvial deposits that inhibit prospecting and geological mapping efforts and as a consequence, parts of the area have not been adequately explored.

The Southwest and Sedona claims warrant further exploration in search of viable copper-gold deposits. A first requisite is a thorough review and compilation of available data, particularly geological, geochemical and geophysical data, that are contained in the reports of technical surveys that have been filed as assessment work. The report by Dispirito, et al. dated 1987, is admirably comprehensive but further library research is nonetheless required in order to capture data and to avoid needless duplication of efforts.

The subject claims should be explored in stages: they are ideally situated so that small programs of work can be undertaken and completed without incurring large mobilization costs.

Phase 1 work should include library search and review of literature with compilation of pertinent data concerning previous exploration work in the area. That would include information from technical surveys and diamond drilling and would be followed by field examination and reconnaissance in order to establish the current condition of access roads, grids, old trenches, pits, and, possibly, adits. A campaign of work could then be finalized.

The cost of Phase 1 work is likely to be $6000, of which the research portion would be about $3000, including wages, photocopying charges, purchase of maps and reports, and preparation of various compilation maps. The field examinations would cost an additional $3000 and occupy five days: it would require a two or three man crew with a suitably rugged four wheel drive-equipped vehicle. They would work from a motel in Princeton in order to avoid the need for camp equipment and other distractions, and would scout out the boundaries of the claims and locations of previous work sites, and take samples of rocks, soils and stream sediments as indicated and also attempt to become familiar with the bedrock formations.

Further work would be entirely dependent upon the information gathered in Phase 1. One should anticipate that at a minimum, a deep-penetrating induced polarization survey will be carried out over the existing grid if it can be recovered or from a new grid that will have to be established using hand tools. Such a survey may take ten field days to complete. Small detailed soil sample grids may be used to check, confirm and further define several of the anomalous areas. The cost of Phase 2 is estimated at $30,000.

Phase 3 may entail a continuation of geophysical and other technical surveys and a program of several diamond drill holes to investigate areas identified by the previous work. Such programs commonly cost about $100,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

The promoters of our company are the directors and officers of our company. There is nothing of value received or to be received by these promoters, directly or indirectly, from the company nor are there any assets, services or other consideration received or to be received by the company from the promoters, other than as set out under “Executive Compensation”.

On July 1, 2006, we entered into a Property Agreement between Mr. Vijesh Harakh, whereby Mr. Harakh granted to our company an undivided 100% of the right, title and interest in and to two Similkameen mining claims in British Columbia in consideration for the sum of CDN$5,175 (US$4,451), payable by the issuance by our company of 103,500 shares in the capital of our company at a deemed price of CDN$0.05 (US$0.043) per share.

On July 1, 2006, we entered into a Trust Agreement between Mr. Vijesh Harakh and our company whereby Mr. Harakh agreed to hold registered ownership of the two Similkameen mining claims in British Columbia in trust for our company.

MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our Prospectus has been declared effective by the Commission. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTC Bulletin Board.

We intend to apply for listing of the securities on the OTC Bulletin Board, but there can be no assurance that we will be able to obtain this listing. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that

We have not declared any dividends on our common stock since the inception of our company. There is no restriction in our Bylaws or constating documents that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks.” “Penny stock” is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standarized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

EXECUTIVE COMPENSATION

The following table summarizes the compensation awarded to, earned by, or paid to our President, Secretary and Treasurer and other officers and directors who received annual compensation in excess of $100,000 during the period from inception to February 28, 2007.

The particulars of compensation paid to the following persons:

(a) our principal executive officer;

(b) each of our two most highly compensated executive officers who were serving as executive officers at the end of the period ended February 28, 2007; and

(c) up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, of our two most recently completed fiscal year ended February 28, 2007, are set out in the following summary compensation table.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
Vijesh Harakh President, Secretary and Treasurer(1)	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Moyez Noormohamed Former President, Secretary and Treasurer(1)	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)                 Mr. Noormohamed resigned as President, Secretary and Treasurer of our company on June 1, 2006. Mr. Harakh was appointed as President, Secretary and Treasurer of our company on June 1, 2006.

For the period ended February 28, 2007, our directors or officers did not receive any compensation.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Vijesh Harakh President, Secretary and Treasurer(1)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Moyez Noormohamed Former President, Secretary and Treasurer(1)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)                    Mr. Noormohamed resigned as President, Secretary and Treasurer of our company on June 1, 2006. Mr. Harakh was appointed as President, Secretary and Treasurer of our company on June 1, 2006.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Vijesh Harakh President, Secretary and Treasurer(1)	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Moyez Noormohamed Former President, Secretary and Treasurer(1)	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)                    Mr. Noormohamed resigned as a director of our company on June 1, 2006. Mr. Harakh was appointed as a director of our company on June 1, 2006.

For the fiscal year ended February 28, 2007, our directors did not receive any compensation.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Other than indicated in this prospectus, no director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

WHERE YOU CAN FIND MORE INFORMATION

We are not required to deliver an annual report to our security holders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of our company, although material terms of material contracts are disclosed in this prospectus, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Mainland Recourses Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

FINANCIAL STATEMENTS

Our financial statements are stated in United States Dollars and are prepared in conformity with generally accepted accounting principles of the United States.

The following financial statements pertaining to our company are filed as part of this Prospectus:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Mainland Resources Inc.

We have audited the accompanying balance sheet of Mainland Resources Inc. (an exploration stage company) as of February 28, 2007 and the statement of operations, cash flows and stockholders’ equity for the period from May 12, 2006 (date of inception) through February 28, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Mainland Resources Inc. as of February 28, 2007 and the results of its operations and its cash flows and the changes in stockholders’ equity for the period from May 12, 2006 (date of inception) through February 28, 2007 in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

April 5, 2007

Mainland Resources Inc.

(An Exploration Stage Company)

Balance Sheet

February 28, 2007

ASSETS

Current Assets

Cash	$ 14,236
Prepaid Expenses	3,000

Total Assets	$ 17,236

LIABILITIES AND STOCKHOLDERS’ EQUITY

Going Concern Contingency (Note 1)

Stockholders’ Equity

Common Stock (Note 6), 10,000,000 shares authorized, $0.0001 par value 720,500 shares issued and outstanding	72

Additional Paid-in Capital	28,225

Other Accumulated Comprehensive Income	195

Deficit Accumulated During the Exploration Stage	(11,256)

Total Stockholders’ Equity	17,236

Total Liabilities and Stockholders’ Equity	$ 17,236

Mainland Resources Inc.

(An Exploration Stage Company)

Statement of Operations

Accumulated from May 12, 2006
(Date of Inception)
to February 28,
2007

Expenses

Office and general (Note 4(a))	$ 6,385
Mineral property costs (Note 5)	4,440
Professional fees	431

Net Loss	(11,256)

Net Loss Per Share – Basic and Diluted	$ (0.03)

Weighted Average Number of Common Shares Outstanding	406,019

Mainland Resources Inc.

(An Exploration Stage Company)

Statement of Cash Flows

Accumulated from May 12, 2006 (Date of Inception) to February 28, 2007

Operating Activities

Net loss	$ (11,256)

Non-cash items
Donated services and rent	5,793
Mineral property costs	4,440

Non-cash change in operating liabilities
Increase in prepaid expenses	(3,000)

Net Cash Used in Operations	(4,023)

Financing Activities
Common stock issued	18,064

Net Cash Provided by Financing Activities	18,064

Effect of exchange rate changes on cash	195

Net increase in Cash	14,236

Cash – Beginning	–

Cash – Ending	$ 14,236

Non-Cash Financing and Investing Activities

Issue of common stock for mineral property (Note 5)	$ 4,440

Supplemental Disclosures:

Cash paid for:
Interest	$ –
Income taxes	$ –

Mainland Resources Inc.

(An Exploration Stage Company)

Statement of Stockholders’ Equity

	Number of Shares	Amount	Additional paid-in capital	Other Accumulated Comprehensive Income	Deficit accumulated during the exploration stage	Total

Balance – May 12, 2006 (Date of Inception)	–	$ –	$ –	$ –	$ –	$ –

June 15, 2006 – Common stock issued for cash at $0.001 per share	200,000	20	152	–	–	172

July 1, 2006 – Common stock issued for mineral properties at $0.043 per share	103,500	10	4,430	–	–	4,440

October 6, 2006 – Common stock issued for cash at $0.043 per share	417,000	42	17,850	–	–	17,892

Donated services and rent	–	–	5,793	–	–	5,793

Foreign currency translation adjustment	–	–	–	195	–	195

Net loss	–	–	–	–	(11,256)	(11,256)

Balance – February 28, 2007	720,500	$ 72	$ 28,225	$ 195	$ (11,256)	$ 17,236

Mainland Resources Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

1.	Nature and Continuance of Operations

The Company was incorporated in the State of Nevada on May 12, 2006. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting for Development Stage Enterprises”. The Company’s principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at February 28, 2007, the Company has accumulated losses of $11,256 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from its sole director and, or, a private placement of common stock.

2.	Summary of Significant Accounting Policies
a)	Basis of Presentation

These financial statements and related notes are presented in accordance with generally accepted accounting principles in the United States (“US GAAP”) and are expressed in US dollars. The Company’s fiscal year-end is February 28.

b)	Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant areas requiring the use of management estimates relates to the fair value of the mineral property acquired during the period.

c)	Foreign Currency Translation

The Company's functional currency is the Canadian dollar. The financial statements of the Company are translated to United States dollar equivalents under the current rate method in accordance with SFAS No. 52, “Foreign Currency Translation”. Assets and liabilities are translated into United States dollar equivalents at rates of exchange in effect at the balance sheet date. Average rates for the year are used to translate revenues and expenses. The cumulative translation adjustment is reported as a component of accumulated other comprehensive income.

d)	Mineral Property Costs

The Company is primarily engaged in the acquisition, exploration and development of mineral properties. Mineral property acquisition costs are capitalized in accordance with EITF 04-2 when management has determined that probable future benefits consisting of a contribution to future cash inflows, have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization is not met. Mineral property exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. As of the date of these financial statements, the Company has incurred only acquisition and exploration costs which have been expensed. To date the Company has not established any proven or probable reserves on its mineral properties.

e)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Mainland Resources Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

2.	Summary of Significant Accounting Policies (continued)
f)	Basic and Diluted Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

g)	Financial Instruments

The fair value of the financial instrument, which consists of cash, was estimated to approximate its carrying values due to the immediate or short-term maturity of this financial instrument. Foreign currency transactions are primarily undertaken in Canadian dollars. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

h)	Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components in the financial statements. At February 28, 2007, the only component of comprehensive income was foreign currency translation adjustments.

i)	Stock-based Compensation

The Company has adopted SFAS No. 123(R), “Share-Based Payment,” which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award. As at February 28, 2007, the Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

3.	Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The adoption of SAB No. 108 had no effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement had no an effect on the Company's financial position or results of operations.

Mainland Resources Inc.

(An Exploration Stage Company)

Notes to the Financial Statements

3.	Recent Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement will not have an effect on the Company's future reported financial position or results of operations.

4.	Related Party Transactions
a)

During the period ended February 28, 2006, the Company recognized $3,861 (CDN$ 4,500) for donated services at $429 (CDN$ 500) per month, and $1,932 (CDN$ 2,250) for donated rent for office premises provided by the President of the Company at $215 (CDN$ 250) per month, which has been recorded in office and general expenses.

b)

On July 1, 2006, the Company issued 103,500 common shares to the President of the Company with a fair value of $4,440 (CDN$ 5,175) in exchange for a 100% interest in two mineral claims. Refer to Note 5.

5.	Mineral Properties

The Company entered into an Agreement dated July 1, 2006 with the President of the Company, to acquire a 100% interest in two mineral claims located in British Columbia, Canada, in consideration for the issue of 103,500 shares of common stock with a fair value of $4,440 (CDN$ 5,175). The fair value of the common shares issued in consideration of the mineral claims represents the cost of the mineral properties to the President of the Company. The claims are registered in the name of the President of the Company, who has executed a trust agreement whereby the President agreed to hold the claims in trust on behalf of the Company. There are situations that could prevent the Company from obtaining clear title to the mineral claims such as the bankruptcy or death of the President.

6.	Common Stock
a)	On June 15, 2006, the Company issued 200,000 common shares for cash proceeds of $172 (CDN$ 200)
b)

On July 1, 2006, the Company issued 103,500 common shares to the President of the Company with a fair value of $4,440 (CDN$ 5,175) in exchange for a 100% interest in two mineral claims. Refer to Note 5.

c)	On October 6, 2006, the Company issued 417,000 shares of common stock for cash proceeds of $17,892 (CDN$ 20,850).

7.	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of approximately $11,000, which commence expiring in 2026. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset at February 28, 2007, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

February 28, 2007

Net loss for the period	$ 11,256

Statutory tax rate	35%

Deferred tax asset	3,940

Valuation allowance	(3,940)

Net deferred tax asset	–

Mainland Resources Inc.

(An Exploration Stage Company)

Unaudited financial statements for the three month period ended May 31, 2007
Balance Sheet as at May 31, 2007	F-10
Interim Statements of Operations for three months ended May 31, 2007	F-11
Interim Statement of Cash Flows for three months ended May 31, 2007	F-12
Statement of Stockholder’s Equity (Deficit) for three months ended May 31, 2007	F-13
Notes to the unaudited financial statements	F-14

Mainland Resources Inc.

(An Exploration Stage Company)

Balance Sheet

	May 31, 2007 Unaudited	February 28, 2007

ASSETS

Current Assets

Cash	$ 7,543	$ 14,236
Prepaid expenses	–	3,000

Total Assets	$ 7,543	$ 17,236

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts Payable and Accrued Liabilities	$ 13,970	$ –

Total Liabilities	13,970	–

Going Concern Contingency (Note 1)

Stockholders’ Equity (Deficit)

Common Stock , 10,000,000 shares authorized, $0.0001 par value 720,500 shares issued and outstanding (February 28, 2007 -720,500 shares)	72	72

Additional Paid-in Capital	30,211	28,225

Other Accumulated Comprehensive Income	670	195

Deficit Accumulated During the Exploration Stage	(37,380)	(11,256)

Total Stockholders’ Equity (Deficit)	(6,427)	17,236

Total Liabilities and Stockholders’ Equity (Deficit)	$ 7,543	$ 17,236

Mainland Resources Inc.

(An Exploration Stage Company)

Interim Statements of Operations

(Unaudited)

	Accumulated from March 1, 2007	Accumulated from May 12, 2006	Accumulated from May 12, 2006
	to May 31,	(Date of Inception)	(Date of Inception)
	2007	to February 28,	to May 31,
		2007	2007

Expenses

Office and general (Note 2)	$ 3,640	$ 6,385	$ 10,025
Mineral property costs	857	4,440	5,297
Professional fees	21,627	431	22,058

Net Loss	$ (26,124)	$ (11,256)	$ (37,380)

Net Loss Per Share – Basic and Diluted	$ (0.04)	$ (0.03)

Weighted Average Number of Shares Outstanding	720,500	406,019

Mainland Resources Inc.

(An Exploration Stage Company)

Interim Statements of Cash Flows

(Unaudited)

	March 1 to May 31, 2007	May 12, 2006 (Date of Inception) to February 28, 2007	Accumulated from May 12, 2006 (Date of Inception) to May 31, 2007

Operating Activities

Net loss	$ (26,124)	$ (11,256)	$ (37,380)

Non Cash items:
Mineral property costs	–	4,440	4,440
Donated services and expenses	1,986	5,793	7,779

Changes in operating assets and liabilities
Increase (decrease) in prepaid expenses	3,000	(3,000)	–
Increase in accounts payable and accrued liabilities	13,970	–	13,970

Net Cash Used in Operations	(7,168)	(4,023)	(11,191)

Financing Activities
Common stock issued	–	18,064	18,064

Net Cash Provided by Financing Activities	–	18,064	18,064

Effect of exchange rate changes on cash	475	195	670

Change in Cash	(6,693)	14,236	7,543

Cash - Beginning	14,236	–	–

Cash - Ending	$ 7,543	$ 14,236	$ 7,543

Non-Cash Financing and Investing Activities

Issue of common stock for mineral property	$ –	$ 4,440	$ 4,440

Supplemental Disclosures:

Interest paid	$ –	$ –	$ –
Income taxes paid	$ –	$ –	$ –

Mainland Resources Inc.

(An Exploration Stage Company)

Statement of Stockholders’ Equity (Deficit)

	Number of Shares	Amount	Additional paid-in capital	Other Accumulated Comprehensive Income	Deficit accumulated during the exploration stage	Total

Balance – May 12, 2006 (Date of Inception)	–	$ –	$ –	$ –	$ –	$ –

June 15, 2006 – Common stock issued for cash at $0.001 per share	200,000	20	152	–	–	172

July 1, 2006 – Common stock issued for mineral properties at $0.043 per share	103,500	10	4,430	–	–	4,440

October 6, 2006 – Common stock issued for cash at $0.043 per share	417,000	42	17,850	–	–	17,892

Donated services and rent	–	–	5,793	–	–	5,793

Foreign currency translation adjustment	–	–	–	195	–	195

Net loss	–	–	–	–	(11,256)	(11,256)

Balance – February 28, 2007	720,500	$ 72	$ 28,225	$ 195	$ (11,256)	$ 17,236

Donated services and rent	–	–	1,986	–	–	1,986

Foreign currency translation adjustment	–	–	–	475	–	475

Net loss	–	–	–	–	(26,124)	(26,124)

Balance – May 31, 2007	720,500	$ 72	$ 30,211	$ 670	$ (37,380)	$ (6,427)

Mainland Resources Inc.

(An Exploration Stage Company)

Notes to the unaudited financial statements

1.	Nature and Continuance of Operations

The Company was incorporated in the State of Nevada on May 12, 2006. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting for Development Stage Enterprises”. The Company’s principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at May 31 2007, the Company has accumulated losses of $37,380 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from its sole director and, or, a private placement of common stock.

The accompanying unaudited consolidated interim financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They may not include all information and footnotes required by US GAAP for complete financial statements. The consolidated interim unaudited financial statements should be read in conjunction with those financial statements included in the Form 10-KSB as at February 28, 2007. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the period ended May 31, 2007, are not necessarily indicative of the results that may be expected for the year ending February 28, 2008.

2.	Related Party Transactions

During the three months ended May 31, 2007 the Company recognized $1,324 (CDN$ 1,500) for donated services at $441 (CDN$ 500) per month, and $662 (CDN$ 750) for donated rent for office premises provided by the President of the Company at $220 (CDN$ 250) per month, which has been recorded in office and general expenses.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24	Indemnification of Directors and Officers.

Our company is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 further provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding as referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by the stockholders;

- by the board of directors by majority vote of a quorum consisting of directors - who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to section 78.751:

- does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action;

- continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Bylaws provide for the indemnification of our directors to the fullest extent permitted under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with acting as directors of our company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling security holders. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$500
Printing and engraving expenses(1)	$1,000
Accounting fees and expenses(1)	$5,000
Legal fees and expenses(1)	$35,000
Total	$41,500

(1) We have estimated these amounts.

Item 26	Recent Sales of Unregistered Securities - Last Three Years.

On June 15, 2006, we issued 200,000 common shares to our sole director and officer, Vijesh Harakh, at a price of CDN$0.001 (US$0.00086) per share for total proceeds of CDN$200 (US$172). We issued the common shares in reliance upon Regulation S and/or Section 4(2) of the Securities Act by issuing the common shares to non U.S. persons (as that term is defined in Regulation of the Securities Act) in an offshore transaction.

On July 1, 2006, we issued 103,500 common shares to our sole director and officer, Vijesh Harakh, at a deemed price of CDN$0.05 (US$0.043) per share, in connection with a Property Agreement between our company and Vijesh Harakh in consideration for 100% of the right, title and interest in and to certain mineral properties. We issued the common shares in reliance upon Regulation S and/or Section 4(2) of the Securities Act by issuing the common shares to non U.S. persons (as that term is defined in Regulation of the Securities Act) in an offshore transaction.

On October 6, 2006, we issued 417,000 common shares to the following 16 investors at an issue price of CDN$0.05 (US$0.043) per share for total proceeds of CDN$20,850 (US$17,933) in accordance with the terms of private placement subscription agreements. We issued the common shares in reliance upon Regulation S and/or Section 4(2) of the Securities Act by issuing the common shares to non U.S. persons (as that term is defined in Regulation of the Securities Act) in an offshore transaction.

Name of Stockholder	Number of Common Shares Subscribed
Craig Barone	20,000
Joanna Bullock	20,000
George Cholevas	20,000
Nadia Figueroa	25,000
Ron Glowa	40,000
Sarah Lynn Hansen	30,000
Rahim Jivraj	20,000
Debbie Lew	28,000
Deborah McSorley	24,000
Brenda Parhar	20,000
Amarjit Parihar	50,000
Suveg Singh Parmar	25,000
Sukvinder Puar	30,000
Shane Roberts	20,000
Jagjit Singh Sidhu	25,000
Irene Skrivanos	20,000

Item 27	Exhibits.

The following Exhibits are filed with this Prospectus:

Exhibit
Number

Description
3.1	Bylaws of the Company
3.2	Articles of Incorporation dated May 12, 2006
4.1	Specimen Stock Certificate
5.1	Opinion of Clark Wilson LLP - new
10.1	Property Agreement, dated July 1, 2006, between Mainland Resources Inc. and Mr. Vijesh Harakh
10.2	Trust Agreement, dated July 1, 2006, between Mainland Resources Inc. and Mr. Vijesh Harakh
10.3	Form of Subscription Agreement
10.4	Form of Subscription Agreement for direct public offering
23.1	Consent of Erik A. Ostensoe, P.Geo.
23.2	Consent of Dale Matheson Carr-Hilton LLP, Chartered Accountants - new
24.1	Power of Attorney (contained on the signature pages of this registration statement)
99.1	Technical Report prepared by Erik A. Ostensoe, P.Geo., dated May 6, 2006.
Item 28	Undertakings.

The undersigned company hereby undertakes that it will:

(1)	file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:
(a)	any prospectus required by Section 10(a)(3) of the Securities Act;
(b)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)	any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2)

for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

(3)	file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering; and
(4)

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Mainland pursuant to the foregoing provisions, or otherwise, Mainland has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by Mainland of expenses incurred or paid by a director, officer or controlling person of Mainland in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Mainland will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia on August 23, 2007.

MAINLAND RESOURCES INC.

a Nevada corporation

/s/ Vijesh Harakh

By: Vijesh Harakh, President, Secretary and Treasurer

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Vijesh Harakh as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures:

/s/ Vijesh Harakh

By: Vijesh Harakh

President, Secretary, Treasurer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Dated: August 23, 2007

CW651832.15